Exhibit 99.1

Contact:

Joseph P. O’Connell
Senior Vice President, Chief Financial Officer
(800) 343-4039

Astro-Med, Inc. Reports 12.0% Sales Growth for Fiscal 2014
and 9.6% for Fourth Quarter

Orders up 39.8% Year-over-year for Fourth Quarter 2014 and 19.1% for Fiscal 2014

WEST WARWICK, RI – March 18, 2014 -- Astro-Med, Inc. (NASDAQ: ALOT), a leading manufacturer of specialty high-tech printing systems and data acquisition products, today reported financial results for the fiscal 2014 fourth quarter and full year ended January 31, 2014.

“Astro-Med delivered strong results in fiscal 2014, increasing revenues by 12% and generating solid earnings while continuing to strategically invest in operational excellence and our other long-term growth objectives,” said President and Chief Executive Officer Gregory A. Woods. “For the quarter, we grew revenues 9.6% on the strength of our color label printers and ruggedized products. Coming off of our busiest tradeshow period of the year in Q3, we saw good demand in the fourth quarter for newly unveiled QLS products, particularly the Kiaro! series of inkjet color label printers. Orders for the quarter were up 39.8% from the fourth quarter last year, reflecting strong demand across most of the business.

“One of the key strategic themes for Astro-Med in fiscal 2015 is to continue to drive efficiencies through our business as we grow the top line,” added Woods. “Squarely at the center of this effort is our focus on continuous improvement and Lean manufacturing. Through the success of this initiative thus far, we have the capacity to integrate future acquisitions into our existing production facility without the need to significantly add to fixed costs. Our recent acquisition of the VT Miltope’s aerospace printer business and the planned integration of its production into our West Warwick facility is a perfect example of how we are able to leverage the additional capacity we have created. We expect to complete the integration of Miltope’s production in the third quarter of fiscal 2015.

“Another important building block as we strive for improved efficiency is the planned completion this fiscal year of our new information technology system. Investing in a new IT system is a key step toward several broader strategic objectives, including ensuring outstanding customer service; enhancing operational efficiencies by connecting our product development, engineering, manufacturing and sales teams with real-time information; and supporting our growth initiatives through a worldwide infrastructure support system.

“As we begin fiscal 2015, we look forward to another year of top- and bottom-line improvement.  The Test & Measurement group opens fiscal 2015 with a healthy backlog, thanks in part to our VT Miltope acquisition. We also continue to see robust demand for our QLS products.  Our capital structure is anchored by a strong balance sheet with cash and marketable securities of $27.1 million as of January 31, 2014,” Woods concluded.

GAAP net income was $1.9 million, or $0.24 per diluted share, on net sales of $17.7 million for the fourth quarter of fiscal 2014. For the corresponding period of the prior fiscal year, the Company reported GAAP net income of $7.6 million, or $1.02 per diluted share, on net sales of $16.2 million. Fourth quarter net income for fiscal 2014 includes a tax benefit of $0.4 million, or $0.05 per diluted share, related to a FIN 48 adjustment as well as a year-end true up of the tax provision.  Net income for fiscal 2013 included a gain of $6.6 million, or $0.85 per diluted share, related to the sale of the Company’s Grass Technologies business segment.

On a non-GAAP basis, net income from continuing operations was $0.6 million, or $0.08 per diluted share, for the fourth quarter of fiscal 2014 compared with $0.4 million, or $0.06 per diluted share, for the comparable quarter of fiscal 2013. For the fourth quarter fiscal 2014 period, non-GAAP net income from continuing operations excludes a $0.3 million charge related to the retirement of the Company’s former CEO, a $0.2 million legal settlement related to a product recall and $0.1 million for Miltope acquisition professional fees.

For fiscal 2014, GAAP net income was $3.2 million, or $0.42 per diluted share, on net sales of $68.6 million. This compares with net income of $10.8 million, or $1.44 per diluted share, on net sales of $61.2 million for the comparable period of fiscal 2013. For fiscal 2014, non-GAAP net income from continuing operations was $1.9 million, or $0.25 per diluted share, compared with $2.0 million, or $0.27 per diluted share, for the same period of fiscal 2013.

Q4 and FY 2014 Financial Results Conference Call

The fourth quarter and fiscal year 2014 financial results conference call will be held on Wednesday, March 19, 2014 at 11:00 a.m. ET. It will be broadcast in real time on the Internet through the “Investors” section of the Company’s website at www.Astro-MedInc.com. You also may participate in the conference call by dialing 877-941-0844 with passcode 4670772. Following the live broadcast, an audio webcast of the call will be available on the Company’s website. A conference call replay also will be available for seven days by dialing 800-406-7325 with passcode 4670772.

About Astro-Med, Inc.

Astro-Med, Inc. is a leading manufacturer of specialty high tech printing systems and data acquisition systems. Products include color label printers and consumables sold under the QuickLabel Systems brand as well as rugged printers for aerospace and defense applications and data acquisition products sold under the Astro-Med brand. Astro-Med, Inc. is a member of the Russell Microcap® Index. Additional information is available by visiting www.Astro-MedInc.com

Forward-Looking Statements

Information included in this news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, but rather reflect our current expectations concerning future events and results. These statements may include the use the words “believes,” “expects,” “intends,” “plans,” “anticipates,” “likely,” “continues,” “may,” “will,” and similar expressions to identify forward-looking statements. Such forward-looking statements, including those concerning the anticipated completion in the third quarter of fiscal 2015 of the integration of Miltope’s production; and the anticipated completion this fiscal year of the Company’s new information technology system involve risks, uncertainties and other factors, some of which are beyond our control, which may cause our actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. These risks, uncertainties and factors include, but are not limited to, those factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2013 and subsequent filings Astro-Med makes with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The reader is cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this news release.

Use of Non-GAAP Financial Measure

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release also contains the Non-GAAP financial measure, Non-GAAP net income from continuing operations.  The Company believes that the inclusion of this non-GAAP financial measure in this press release helps investors to gain a meaningful understanding of changes in the Company's core operating results, and also can help investors who wish to make comparisons between Astro-Med and other companies on both a GAAP and a non-GAAP basis. Astro-Med’s management uses this non-GAAP measure, in addition to GAAP financial measures, as the basis for measuring its core operating performance and comparing such performance to that of prior periods and to the performance of its competitors. This measure also is used by the Company’s management to assist with their financial and operating decision making.

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similar measures used by other companies.  Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in the text of, and the accompanying tables to, this press release.

ASTRO-MED, INC.
 Consolidated Statements of Operations
In Thousands Except for Per Share Data
(Unaudited)

	Three-Months Ended		Twelve-Months Ended
	January 31, 2014	January 31, 2013	January 31, 2014	January 31, 2013
Net Sales	$17,734	$16,186	$68,592	$61,224

Gross Profit	7,593	6,187	$26,983	$23,728
	42.8%	38.2%	39.3%	38.8%
Operating Expenses:
Selling	4,094	3,170	14,774	12,412
Research & Development	1,455	1,050	5,072	3,816
General & Administration	1,859	1,235	5,604	4,574
	7,408	5,455	25,450	20,802

Operating Income	185	732	1,533	2,926
	1.0%	4.5%	2.2%	4.8%

Other Income (Expense), Net	(58)	15	(121)	(41)

Income from Continuing Operations Before Taxes	127	747	1,412	2,885

Income Tax Provision (Benefit) for Continuing Operations	(272)	305	175	847

Income from Continuing Operations	399	442	1,237	2,038

Income from Discontinued Operations, net of taxes	1,458	7,194	1,975	8,729

Net Income	$1,857	$7,636	$3,212	$10,767

Earnings Per Share – Basic:
Net Income per share from Continuing Operations	$0.05	$0.06	$0.17	$0.28
Net Income per share from Discontinued Operations	$0.20	$0.98	$0.26	$1.18
Net Income per share - Basic	$0.25	$1.04	$0.43	$1.46

Earnings Per Share – Diluted:
Net Income per share from Continuing Operations	$0.05	$0.06	$0.16	$0.27
Net Income from Discontinued Operations	$0.19	$0.96	$0.26	$1.17
Net Income per share - Diluted	$0.24	$1.02	$0.42	$1.44

Weighted Average Number of Common Shares - Basic	7,532	7,345	7,470	7,396
Weighted Average Number of Common Shares - Diluted	7,816	7,485	7,697	7,483

Dividends Declared Per Common Share	$0.07	$0.14	$0.28	$0.35

Selected Balance Sheet Data
In Thousands
(Unaudited)

	As of January 31, 2014	As of January 31, 2013
Cash & Marketable Securities	$27,107	$39,508
Current Assets	$66,089	$70,122
Total Assets	$78,705	$79,557
Current Liabilities	$10,713	$14,219
Shareholders’ Equity	$66,613	$63,837

Reconciliation of Non-GAAP Adjustments
Net Income from Continuing Operations
In Thousands Except for Per Share Data
(Unaudited)

	Three-Months Ended		Twelve-Months Ended
	January 31, 2014	January 31, 2013	January 31, 2014	January 31, 2013
GAAP based results:

Net Income	$399	$442	$1,237	$2,038
Non-GAAP adjustments:
Product Replacement Costs	(231)	-	205	-

Retirement Package for Executive	359	-	359	-

Acquisition Related Expenses	59	-	59	-
Non-GAAP Net Income	$586	$442	$1,860	$2,038

GAAP based results:

EPS-Diluted	$0.05	$0.06	$0.16	$0.27

Non-GAAP adjustments:
Product Replacement Costs	(0.03)	-	0.03	-

Retirement Package for Executive	0.05	-	0.05	-

Acquisition Related Expenses	0.01	-	0.01	-

Non-GAAP EPS-Diluted	$0.08	$0.06	$0.25	$0.27

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